                                                                   Exhibit 10(d)

                        SECURITIES PURCHASE AGREEMENT, dated as
                        of August 25, 1995 (the "Agreement"), by and among MagnaVision Corporation, a New
                        Jersey corporation and with its
                        successors and assigns (the
                        "CompanyPREAMBLE

WHEREAS, the Company, a wholly-owned subsidiary of Holdings, is a provider of private cable and wireless services and pursuant to a license agreement with the Department of Education of the Archdiocese of New York (the "License") is the licensee of twenty-eight (28) cable channel licenses in the State of New York;

WHEREAS, the Company desires to issue to the Investors and the Investors desire to purchase from the Company up to $5,000,000 of senior subordinated notes (the "Notes") to finance (i) the payment of $735,000 to Midlantic Bank for the repurchase of 4,876,354 shares of Holdings common stock held as collateral in connection with a loan to a Holdings shareholder, Mr. George Callas, (ii) the payment of $900,277 into an escrow account or to refinance a bridge loan in connection with the maintenance of the Company's rights under the License, (iii) working capital and general corporate expenses in the approximate amount of $463,000, (iv) the payment of fees and expenses, not to exceed $400,000, related to the issuance of the Notes and (v) expenses arising from providing private cable service to new customers, subject to the terms and conditions in this Agreement;

WHEREAS, in consideration for the agreement of the Investors to purchase the Notes, the Company desires to issue to the Investors and the Investors desire to purchase from the Company warrants to purchase the common stock of Holdings, subject to the terms and conditions in this Agreement; and

WHEREAS, in consideration of the purchase of the Notes by the Investors, the Company agrees to grant to the Investors a first priority security interest in
(i) all of the Company's existing and future private cable contracts with its customers and (ii) the License, subject to the terms and conditions in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, the Company and the Investors hereby agree as follows:

                                   Definitions

                                 1. Definitions.

As used herein the following terms have the following respective meanings:

"Accepted New Contract" shall mean a New Contract consented to in writing by the Required Investors.

"Adjusted Net Worth" shall mean as at any date of determination thereof, the sum of the following for the Company determined in accordance with GAAP:

1. the amount of capital stock, PLUS

2. the amount of surplus and retained earnings or, in the case of a surplus and retained earnings deficit, minus the amount of such deficit, LESS

3. eighty (80) percent of the proceeds received from all issuances of equity after the date hereof.

"Affiliate" shall mean as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, step-children, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or that, in any event, any Person which owns directly or indirectly more than 5% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 5% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation.

"Agreement" shall mean this Securities Purchase Agreement as defined in the caption hereof.

"Audited Financial Statements" shall mean the audited consolidated financial statements of the Obligors, dated December 31, 1994.

"Breakfunding Costs" shall mean all interest accrued on the outstanding balance of the Notes to the date of redemption plus any loss incurred by the Investors as a result of the Obligors exercising their right of redemption pursuant to
Section 3.5 hereof, including, without limitation, any loss incurred in liquidating or reemploying deposits from third parties.

"Business Day" shall mean any day other than a Saturday, Sunday and any other day which is a legal holiday in New York City or a day on which banking institutions located therein are required or authorized by law to close.

"Business Plan" shall mean the business plan to be delivered to the Investors by the Company pursuant to Section 6.1(iv) hereof.

"Cable Contracts" shall mean all existing and hereafter entered into contracts including, without limitation, any New Contracts between the Company and a customer for the provision of private cable or wireless cable services to such customer.

"Cacomm" shall mean Cacomm, Inc., a Delaware corporation.

"Callas Shares" shall mean the 4,876,354 shares of Common Stock owned by George Callas and to be repurchased by Holding from Midlantic Bank.

"Capital Expenditures" shall mean expenditures in respect of fixed or capital assets by the Company or Holdings, including the capitalized amount of Capital Lease Obligations incurred during the relevant period, other than (i) expenditures for the restoration or replacement of fixed assets to the extent financed by the proceeds of an insurance policy or through a condemnation award and (ii) expenditures in respect of fixed or capital assets funded through the incurrence of Indebtedness.

"Capital Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

"Change in Control" shall mean (a) with respect to the Company, that Holdings ceases to be the beneficial and record owner of one-hundred (100) percent of the issued and outstanding capital stock of the Company or, (b) with respect to Holdings, that Cacomm ceases to be the beneficial and record owner of at least fifty-one (51) percent of the issued and outstanding Common Stock of Holdings or
(c) with respect to Cacomm, Nicholas Mastrorilli, Sr. and members of his immediate family shall cease to own beneficially and of record at least 51% of the voting capital stock of Cacomm on a fully diluted basis.

"Closing Date" shall have the meaning set forth in Section 2.4 hereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.

"Collateral" shall have the meaning set forth in the Collateral
Assignment.

"Collateral Agent" shall mean IBJSCC, as Collateral Agent under the Collateral Assignment.

"Collateral Assignment" shall mean the Security Agreement and Collateral Assignment, dated the date hereof, among the Company, University Connections, Inc. and IBJSCC with respect to the Collateral.

"Commission" shall mean the SEC, or any other federal agency at the time administering the Securities Act.

"Commitment" shall mean with respect to each Investor's obligation to make advancements under a Note (a) for IBJSCC, up to an aggregate principal amount of $1,000,000, (b) for IBJS, up to an aggregate principal amount of $2,000,000 and
(c) for Koco, up to an aggregate principal amount of $2,000,000.

"Common Stock" shall mean the issued and outstanding shares of all classes of the common stock of Holdings.

"Company" shall mean MagnaVision Corporation, a New Jersey corporation together with any of its Subsidiaries, and its successors and assigns.

"Completion and Acceptance Date" shall mean, for any New Contract, the date on which (i) the construction and installation of the cable equipment and systems have been completed, and (ii) the system is operating at a satisfactory level that has been deemed acceptable by the user such that billing for the service will commence, and (iii) billing for service will not be disputed by the customer.

"Construction Costs" shall mean, for any New Contract, the estimated aggregate equipment, material and labor costs associated with building and installing a private cable system on a customer's premises, pursuant to a Cable Contract.

"Contracts" shall have the meaning set forth in Section 4.13 hereof.

"EBITDA" shall mean, for any period, the consolidated net income of the Company for such period, after all expenses and other proper charges except depreciation, interest, amortization and income taxes, determined in accordance with GAAP eliminating (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not subsidiaries unless actually received by the Company, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expenses, (v) any increase or decrease in income arising from any change in the Company's method of accounting and (vi) any interest income.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

"ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Company, would be treated as a single employer under
Section 414 of the Code.

"Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, contracts, indemnities, assumptions of liability or agreements, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

"Environmental Permits" shall mean any of the permits required by or pursuant to any applicable Environmental Law.

"Event of Default" shall have the meaning set forth in Article
IX.

"Fixed Obligations" shall mean for any period, the aggregate interest expense of the Obligors for such period, determined in accordance with GAAP, minus the aggregate amount of amortization or accretion of debt discount.

"GAAP" shall mean generally accepted accounting principles, consistently applied.

"Hazardous Substances" shall mean asbestos, asbestos containing materials (as defined in regulations adopted under the Toxic Substances Control Act, as amended), urea formaldehyde containing foam, polychlorinated biphenyls (PCBs), radon, petroleum, petroleum products, fuel oil, derivatives and by-products of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous waste, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, infectious materials and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment.

"Holders" shall mean the Investors and any subsequent holder from time to time of Notes or Warrants.

"Holdings" shall mean MagnaVision Corporation, a Delaware corporation and parent of the Company, and its successors and assigns.

"IBJSCC" shall mean IBJS Capital Corporation, a Delaware corporation.

"IBJS" shall mean IBJ Schroder Bank & Trust Company, a Delaware corporation.

"Indebtedness" shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) any guaranties by such Person of obligations of others and (j) all Capital Lease Obligations of such Person.

"Indemnification Agreement" shall mean the Indemnification Agreement, dated the date hereof, among Cacomm, Holdings and the Investors.

"Indemnified Person" shall have the meaning set forth in
Section 12.4 hereof.

"Intellectual Property" shall have the meaning set forth in Section 4.12 hereof.

"Interest Payment Date" shall mean March 31, June 30, September 30 and December 31 of each year.

"Interest Rate" shall mean the rate per annum equal to twelve (12) percent.

"Interim Financial Statements" shall mean the unaudited consolidated financial statements of the Obligors, dated June 30, 1995.

"Investors" shall mean IBJSCC, IBJS and Kisco.

"KOCO" shall mean KOCO Capital Company, L.P., a Delaware limited partnership.

"Lease" shall mean any lease or other periodic payment arrangement for the use of property (real, personal or mixed).

"Leverage Ratio" shall mean with respect to the Obligors for any period, the ratio of the Indebtedness to Adjusted Net Worth.

"License" shall mean the License Agreement, dated August 20, 1990, as amended on January 6, 1994, pursuant to the First Agreement of Amendment to License Agreement, between the Company and the Department of Education, Archdiocese of New York and any and all amendments, modifications, supplements and appendices thereto.

"Lien" shall mean with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

"Lockbox Service Agreement" shall have the meaning given to such term in Section 6.1(a)(xxi) hereof.

"Material Adverse Effect" shall mean a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of a Person.

"Maturity Date" shall mean February 26, 2001.

"Maximum Legal Rate" shall have the meaning set forth in Section 3.2 hereof.

"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or
 .accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

"Net Present Value" shall mean the value of the estimated net payments (minimum monthly subscription fees less estimated monthly programming costs of obtaining and delivering programming pursuant to the terms of an Accepted New Contract) due the Company during the first half of the term under a New Contract discounted at a 12% rate to the date the New Contract is signed by the Company and the customer thereunder.

"New Contract" shall mean the contracts listed on Schedule 1 and any and all contracts entered into after the Closing Date between the Company or its Affiliate and a customer for the construction of a private cable system and provision of private cable services for such customer.

"New Contract Advance" shall have the meaning set forth in Section 2.2(a) hereof.

"Non-Competition Agreement" shall mean the Non-Competition Agreement dated the date hereof between the Company and Nicholas Mastrorilli, Sr.

"Notice of Borrowing" shall have the meaning set forth in
Section 2.2(b) hereof.

"Note or Notes" shall mean the Senior Subordinated Notes issued by the Company hereunder and such term shall include each note which shall be delivered in substitution or exchange for any such note which is at the time outstanding.

"Obligations" shall mean the due and punctual payment of the principal of, premium, if any, and interest on the Notes and other monetary obligations hereunder and the performance of all other obligations of the Obligors to the Investors, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now existing or hereafter arising under this Agreement, the Notes, the Warrants or any other Transaction Document.

"Obligors" shall mean the Company and Holdings.

"Other Taxes" shall have the meaning given to such term in Section 3.8(b) hereof.

"Pension Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Company or Holdings or any ERISA Affiliate for employees of the Company or Holdings or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or Holdings or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

"Permitted Investments" shall mean investments in U.S.
Government obligations, Federal Deposit Insurance Corporation insured bank certificates of deposits or commercial paper notes rated A-1 or P-1.

"Permitted Liens" shall mean the Liens permitted pursuant to Section 8.2 hereof.

"Person" shall mean any corporation, association, partnership, joint venture, organization, business, individual, government or any agency or political subdivision thereof or any other entity.

"PBGC" shall mean the Pension Benefit Guaranty Corporation.

"Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA, at any time maintained by the Company or Holdings or any ERISA Affiliate for employees of the Company or Holdings or any ERISA Affiliate or in which any such employees participate or at any time participated when employed by the Company or Holdings or any ERISA Affiliate.

"Post-Closing Business Plan" shall have the meaning set forth in Section 7.17 hereof.

"Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, between Holdings and the Investors.

"Regulated Holder" means any Person that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 225 (or any successor to Regulation Y) or the Small Business Investment Act of 1958, as amended, and Title 13 of the C.F.R. that holds any Securities.

"Regulatory Problem" means (a) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any Regulated Holder believes that there is a significant risk of such assertion) that such Person is not entitled to own, hold, or exercise any material right with respect to, all or any portion of the Securities of an Obligor which such Person holds or (b) when a Regulated Holder and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of any kind than are permitted under any requirement of any governmental authority.

"Release" shall have the meaning set forth in 42 U.S.C. Section 9601(22), but shall not include any "federally permitted release" as defined in 42 U.S.C.
Section 9601(10). The term "Released" shall have a corresponding meaning.

"Required Investors" shall mean Investors holding Notes representing 75% of the outstanding aggregate principal balance of the Notes.

"Repurchase of the Callas Shares" shall mean the 4,876,354 shares of Common Stock owned by George Callas and pledged to Midlantic Bank as security for a loan and to be repurchased from Midlantic Bank by Holdings with part of the proceeds of the Notes.

"Restricted Payment" shall mean (i) any dividend or other distribution on any shares of the capital stock of an Obligor (other than stock splits, like kind stock dividends or the distribution of shares of capital stock of an Obligor pursuant to the exercise of warrants or contingent equity rights), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of capital stock of an Obligor or (b) any option, warrant or other right to acquire shares of the capital stock of an Obligor and (iii) any optional redemption of, or other optional prepayment of principal of Indebtedness, other than any optional redemption utilizing the proceeds of an equity issuance in accordance with Section 8.3 hereof.

"Restricted Securities" shall mean the Notes, the Warrants, the Warrant Stock and any shares of capital stock received in respect of any thereof, in each case which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

"Restricted Shares" shall mean the shares of Common Stock constituting Restricted Securities.

"Scheduled Construction Date" shall mean, for any New Contract, the date upon which the Company and a customer have contractually agreed to commence the construction and installation of a private cable system on the customer's premises.

"Second Closing Date" shall mean two business days after that date upon which the Company delivers to the investors a copy of the consent attached to the Collateral Assignment executed by a duly authorized officer of the Archdiocese of New York.

"Securities" means with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by such Person). Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Regulated Holder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Security Interests" shall have the meaning set forth in the Collateral Assignment.

"Solvency Statement" shall mean a certificate certifying that the representations and warranties set forth in Section 4.17 hereof are true and correct.

"Stockholders Agreement" shall mean the Stockholders Agreement, dated the date hereof, among Holdings, the Investors and Cacomm.

"Subsidiary" or "Subsidiaries" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

"Taxes" shall have the meaning given to such term in Section 3.8 hereof.

"Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA, unless the 30 day notice requirement with respect thereto has been waived by PBGC, or an event described in Section 4062(a) of ERISA, (ii) the withdrawal of the Company or Holdings or any ERISA Affiliate from a Pension Plan having a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Company or Holdings or any ERISA Affiliate under Title IV of ERISA upon the termination of a Pension Plan, (iii) the provision of a notice of intent to terminate any Pension Plan under Title IV of ERISA other than in a standard termination within the meaning of Section 4041 of ERISA, (iv) the institution of proceedings to terminate a 'Pension Plan by the PBGC, (v) the complete or partial withdrawal of the Company or Holdings or any ERISA Affiliate from any Multiemployer Plan, (vi) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or, (vii) any other event or condition which under the Code or ERISA might constitute grounds for the imposition of any liability or lien on the assets of the Company or Holdings or any ERISA Affiliate in respect of any Pension Plan or any Multiemployer Plan.

"Transaction Documents" shall mean this Agreement, the Notes, Warrants, Collateral Assignment, Registration Rights Agreement, Stockholders' Agreement, Cable Contracts, License, Non-Competition Agreement, Indemnification Agreement and the Lockbox Service Agreement.

"Transfer" shall include any disposition of any shares of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

"Warrants" shall mean the warrants issued pursuant to Section 2 hereof.

"Warrant Stock" shall mean shares of Common Stock issuable upon exercise of the Warrants.

1. Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the independent public accountants of the Obligors) with the most recent audited consolidated financial statements of each of the Obligors delivered to the Investors; provided that, if the Obligors notify the Investors that the Obligors wish to amend any covenant hereunder to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Investors notify the Obligors that the Required Investors wish to amend this Agreement for such purpose), then the Obligors' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Obligors and the Required Investors.

1.

                       Issuance of the Notes and Warrants

1. Authorization of Issuance of Senior Subordinated Notes and Warrants.

1. The Company shall authorize the issuance to the Investors of its Notes in an aggregate principal amount not to exceed $5,000,000 of which (i) $735,000 of the principal amount shall be purchased on the Closing Date (ii) $1,765,000 shall be purchased on the Second Closing Date and (iii) up to $2,500,000 of principal amount of the Notes, shall be advanced, from time to time after the Closing Date in accordance with Section 2.2(a)(ii) hereof, the Notes to be substantially in the form of Exhibit A attached hereto. The Company and Holdings shall be co-obligors with respect to each payment of principal, of premium, and accrued interest on the Notes, or any other amount due thereunder.

2. Holdings shall authorize the issuance to the Investors of (i) warrants to purchase 2,438,177 shares of Common Stock of Holdings and (ii) warrants to purcchase 7,239,309 shares of Common Stock of Holdings (collectively, the "Warrants"), which Warrants shall be substantially in the form of Exhibits B-1 and B-2 attached hereto.

1. Purchase and Sale of Notes and Warrants.

         1. The Company hereby agrees to sell to the Investors and, subject to the terms and conditions herein set forth, the Investors agree to purchase the Notes from the Company in an aggregate principal amount not to exceed $5,000,000 of which (i) $735,000 aggregate principal amount of the Notes shall be purchased on the Closing Date for an aggregate purchase price of $734,000 (ii) $1,765,000 aggregate principal amount of the Notes shall be purchased for $1,765,000 on the Second Closing Date and (iii) on the Closing Date and from time to time after the Closing Date, up to $2,500,000 aggregate principal amount of the Notes shall be advanced to the Company for Accepted New Contracts in an amount equal to fifty (50) percent of the Net Present Value (a "New Contract Advance"), each New Contract Advance to be made in two installments as follows: (x) no earlier than thirty (30) days prior to the Scheduled Construction Date under an Accepted New Contract in an amount equal to the Construction Costs for such Accepted New Contract and (y) upon the Completion and Acceptance Date under an Accepted New Contract in an amount equal to the difference between the New Contract Advance and the Construction Costs previously advanced to the Company for such Accepted New Contract.

2. Upon the Company's delivery to the Investors of a notice (a "Notice of Borrowing") not later than 12:00 noon (New York City time) four (4) Business Days preceding each New Contract Advance, signed by the chief financial officer or treasurer of the Company, specifying the date (which shall be a Business Day) and aggregate principal amount of the installment to be borrowed under a New Contract Advance, certifying as to the satisfaction of the conditions set forth in Section 6.1(b) hereof and accompanied by a copy of the executed Accepted New Contract and calculation of the New Contract Advance and borrowing thereunder, each Investor shall make available its ratable share in proportion to its Commitment of such borrowing, of such New Contract Advance, in immediately available funds to the Company's account at IBJ Schroder Bank & Trust Company, account number 620 11203, ABA No. 026007825 not later than 12 noon (New York City time) on the date of each borrowing specified in a Notice of Borrowing. Each Notice of Borrowing shall be irrevocable.

3. Notwithstanding anything herein to the contrary, each Investor severally and not jointly agrees to purchase the Notes as provided hereunder; provided, however, that each Investor shall have no obligation to purchase the Notes and make New Contract Advances thereunder in excess of (i) its ratable share in proportion to its Commitment and (ii) an Investor shall have no obligation under any circumstances whatsoever to purchase the Notes not purchased by any other Investor hereunder.

4. Holdings hereby agrees to sell to the Investors and, subject to the terms and conditions set forth herein, the Investors agree to purchase from Holdings the Warrants for an aggregate purchase price of $1,000.

1. Delivery of the Notes and Warrants.

On the Closing Date, the Obligors shall deliver to the Investors (payable to the order of the Investors or their designees) the Notes issuable on the Closing Date and Holdings shall deliver to the Investors the Warrants (registered in the names of the Investors or their designees), each of the Notes and Warrants duly executed by the Obligors and Holdings, respectively. Delivery of the Notes and Warrants shall be made against delivery by the Investors of a bank check payable to Midlantic Bank in the amount of $735,000.

1. Closing.

Subject to the satisfaction of the conditions precedent set forth in Article VI hereof as determined by the Investors in their sole discretion, or the waiver of such conditions by the Investors in writing, the execution of this Agreement and the other Transaction Documents and other documentation contemplated hereby and thereby and delivery of the Notes and Warrants shall occur as of August 25, 1995, or such later date as the parties hereto shall mutually agree to in writing (the "Closing Date") at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112.


1.

                    Provisions of the Notes and the Warrants

1. The Notes.

Subject to the provisions for optional redemption in Section 3.5 hereof and
Article IX hereof, the aggregate principal amount of the Notes together with all accrued interest thereon shall be due and payable in United States Dollars on the Maturity Date.

1. Interest Payments.

The Obligors shall pay interest on the outstanding principal balance of each Note at the applicable Interest Rate. Interest on the outstanding principal balance of each Note shall be payable quarterly on each Interest Payment Date. In the event the Interest Rate for a Note exceeds the maximum rate of interest permissible under any applicable law (the "Maximum Legal Rate"), the Interest Rate payable on such Note shall be equal to the Maximum Legal Rate.

1. Default Interest.

  If the Obligors default in the payment of the principal of, premium, if any, or accrued interest on the Notes, or on any other amount due hereunder or under any Related Document, the Obligors shall, on or upon demand from time to time, pay interest on such overdue amount from the date when due up to and including the date of actual payment (before as well as after judgment) at the rate per annum of the lower of eighteen and five-tenths (18.5) percent or the Maximum Legal Rate. All default interest shall be calculated on the basis of the number of days elapsed in a 360-day year.

1. Payments.

The aggregate principal amount of each Note shall be due and payable on the Maturity Date. The Obligors shall make each payment of principal of and premium, if any, or accrued interest on the Notes, or any other amount due to the Investors under this Agreement or the Transaction Documents, as provided in the Notes on a Schedule attached hereto, or in such other manner as instructed in writing by the Investors. The Obligors and Investors hereby agree to hold harmless IBJSCC for any action taken or omitted by it with respect to the receipt and distribution to the Investors of any payments under this Agreement or any other Transaction Document except in the case of gross negligence or willful misconduct. Each payment of principal, premium, accrued interest on the Notes or any other amount due to the Investors under this Agreement or the Transaction Documents shall be allocated ratably to each Investor in proportion to the outstanding principal balance under its Note. All payments hereunder shall be in United States Dollars by wire transfer of immediately available funds. Whenever any payment hereunder or under any Transaction Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such interest payable, or other amount, if applicable. If at any time any payment made by the Obligors hereunder or under any Transaction Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of an Obligor or otherwise, such payment obligations of the Obligor hereunder and under any such Transaction Document shall be reinstated as though such payment had been due but not made when due.

1. Optional Redemption of Notes.

1. The Notes shall be subject to redemption at the option of the Obligors at a redemption price equal to (i) if the redemption of the Notes is effected prior to the one-year anniversary date following its issuance, the redemption price shall be one hundred and four (104) percent of the outstanding principal amount of such Notes on the date of such redemption, (ii) if the redemption of the Notes is effected during the period between and inclusive of the one-year anniversary date and the two-year anniversary date following its issuance, the redemption price shall be one hundred and three (103) percent of the outstanding principal amount of such Notes on the date of such redemption and (iii) if the redemption of the Notes is effected after the two-year anniversary date following its issuance, the redemption price shall be one hundred (100) percent of the outstanding principal amount of such Notes on the date of such redemption, together in each case with all accrued and unpaid interest to the date of redemption. All of the Notes shall be redeemed at the same time and shall not be redeemed in part.

2. The Obligors shall give each holder of the Notes irrevocable written notice of the optional redemption not less than 10 Business Days prior to the redemption date, specifying the redemption date. Such notice of redemption having been given, on the redemption date specified in such notice there shall become due and payable, and the Obligors shall pay, the aggregate principal amount of the Notes specified therein, together with all interest accrued thereon, the redemption premium set forth above plus any and all Breakfunding Costs and expenses incurred by the Investors. Upon request, the Investors shall deliver to the Obligors a written statement setting forth the calculation of Breakfunding Cost, such calculation to be conclusive absent manifest error.

1. Payments and Notations.

1. Except as otherwise expressly provided above, each payment of principal of and premium, if any, and interest on the Notes, including each prepayment of the principal of the Notes and premium, if any, and interest accrued on the amount prepaid, shall be applied among the Notes pro rata in accordance with their respective outstanding principal amounts, first to interest accrued and then due, and second to any premium then payable and third to principal then due.

2. Prior to any sale or other disposition of any Note, the Holder thereof may make a notation thereon (or on a paper annexed thereto) of the unpaid principal amount thereof and the last date to which principal and interest have been paid thereon; provided, that the Holders shall have no obligation to make such notation and the obligations of the Obligors under the Notes shall not be affected by any failure of a Holder to make such notation. Upon payment in full of the principal of and interest on a Note, it shall be cancelled and returned to the Obligors.

3. The Obligors hereby expressly and irrevocably authorizes each Investor to make appropriate notations on the grid attached to such Investor's Note, including, without limitation, the date, increases in the outstanding principal amount thereof, interest rate, principal and interest payments made, which notations shall be conclusive absent manifest error; provided, however, that the failure of any Investor to make such notation or any error on any Note shall not affect the obligation of the Obligors to repay, in accordance with the terms of each Note and this Agreement, the advances made by such Investor hereunder.

1. Fees.

The Obligors have agreed to pay to the Investors a nonrefundable processing fee of $125,000 and have heretofore paid to the Investors $62,500 of such processing fee and shall pay or caused to be paid, to the Investors $62,500 representing the balance of the processing fee on the Closing Date. The Obligors acknowledge that the foregoing fees have been fully earned and are not subject to refund for any reason. The Obligors further agree to pay the Investors on the Closing Date, all reasonable out-of-pocket costs and expenses, including, without limitation, legal, credit investigation and other professional fees incurred by the Investors in connection with the due diligence, negotiation, documentation and closing of the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that the Obligors shall not pay more than $400,000 in the aggregate on the Closing Date for all such fees and expenses (including fees and expenses of counsel for the Obligors).

1. Taxes.

1. Any and all payments by the Obligors in respect of principal or accrued interest on the Notes, or any other amount due to the Investors hereunder shall be made, free and clear of and without deduction for, or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, including taxes imposed by the United States of America or any political subdivision thereof by means of withholding at the source but excluding taxes imposed on the Investors' overall net income, or franchise taxes, in each case, imposed on the Investors by the jurisdiction in which the Investors' principal office is located (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Obligors shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Investors, (i) the sum payable shall be increased by the amount necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.8(a)), the Investors shall receive an amount after accounting for all taxes (including income and franchise taxes), Taxes and Other Taxes payable with respect to such additional amount, equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Obligors shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

2. In addition, the Obligors agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, recording or other charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

3. The Obligors shall indemnify the Investors for the full amount of Taxes and Other Taxes (including any taxes (including income and franchise taxes), Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.8(c)) paid by the Investors and any liability (including penalties, interest and expenses) arising from such Taxes and Other Taxes or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment to satisfy such indemnification shall be made within thirty (30) days following the date the Investors makes written demand therefor.

4. Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Obligors in respect of any payment to the Investors, the Obligors shall furnish to the Investors the original or a certified copy of a receipt evidencing payment thereof and any other documentary evidence reasonably requested by the Investors. If the Obligors fail to deduct and pay over any such Taxes or Other Taxes when due to the appropriate taxing authority, or fails to remit to the Investors any receipts or other requested documentary evidence possessed by the Obligors, the Obligors shall indemnify the Investors for any incremental Taxes or Other Taxes that may become payable by any of them and for all costs and expenses related thereto (including fees and expenses of counsel) as a result of any such failure.

5. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 3.8 shall survive the payment in full of principal and interest hereunder.

1. Subordination.

In the event the Company seeks additional debt funding from a senior lender or lenders after the date hereof, the Investors agree to subordinate their Security Interest in and against the License to the interest of such senior lender or lenders; provided, that the terms and conditions of such additional debt and subordination of such Lien are mutually agreed in advance among the Investors, the Company and the senior lender.

1. Right of Set-Off.

If an Event of Default shall have occurred and be continuing, each Investor is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Investor and other indebtedness at any time owing by such Investor or any of the other Investors to or for the credit or the account of Holdings or the Company against any of and all the Obligations, irrespective of whether or not such Investor or any of the other Investors shall have made any demand under this Agreement or such other Transaction Document and although such Obligations may be unmatured. The rights of each Investor under this Section 3.10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Investor may have.


1.

                  Representations and Warranties of the Company

In order to induce the Investors to enter into this Agreement and to purchase the Notes and Warrants, the Obligors hereby make the following representations and warranties to the Investors as of the date hereof:

1. Organization.

Each of the Obligors: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) certificate of incorporation and bylaws remain in full force and effect and have not been amended, modified or supplemented since the date of their filing or adoption, as the case may be, (iii) has all requisite corporate power, and has all governmental licenses, authorizations, consents, permits and approvals (including any license, authorization, consent, permit and approval required under any Environmental Law) necessary to own its assets and carry on its business as now being or as proposed to be conducted and to consummate the transactions contemplated hereunder and (iv) is qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

1. Corporate Authority; Enforceability.

Each of the Obligors has all necessary corporate power and authority to consummate the transactions contemplated by this Agreement and the Transaction Documents and to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is a party; the execution, delivery and performance by the Obligors of this Agreement and the Transaction Documents to which they are parties have been duly authorized by all necessary corporate action and this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Obligors, and on the Closing Date, each of the other Transaction Documents to which the Company or Holdings is to be a party will constitute its legal, valid and binding obligation, in each case enforceable in accordance with its terms.

1. Capitalization.

1. The Company has authorized capital stock consisting of _______ shares of common stock. Holdings is the owner of all outstanding share of the capital stock of the Company. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. Neither the Company nor Holdings has granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire, subscribe for or receive any of the shares of any class of capital stock of the Company or any securities convertible into shares of such capital stock.

2. After giving effect to the Repurchase of the Callas Shares, Holdings authorized capital stock shall consist of 22,406,031 shares of Common Stock.
Schedule 4.3(b) sets forth the holders and number of outstanding shares of capital stock of Holdings. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. Except as otherwise set forth on Schedule 4.3(b) and except for the shares of Common Stock to be issued upon the exercise of the Warrants, neither Holdings nor Cacomm has granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire, subscribe for or receive any of the shares of any class of capital stock of Holdings or any securities convertible into shares of such capital stock.

3. The Common Stock issuable upon exercise of the Warrants has been duly authorized and reserved for issuance upon exercise of the Warrants, and, when issued as provided in the Warrants against payment therefor in accordance with the terms of the Warrants, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable and free from any and all restrictions, including, without limitation, preemptive rights, restrictions with respect to the voting, transfer and other rights exercisable by a holder of the Common Stock and any Liens.

4. Upon giving effect to the Repurchase of the Callas Shares, the Callas Shares repurchased shall be immediately cancelled.

1. Financial Statements; No Undisclosed Liabilities.

1. Except as set forth on Schedule 4.4(a), the Audited Financial Statements, the Interim Financial Statements, pro forma balance sheet and sources and uses of funds statement of the Obligors submitted to the Investors hereunder (i) fairly present their financial position and their results of operations at the dates thereof and for the periods covered therein and (ii) disclose all liabilities, including contingent and/or unmatured liabilities as of the dates thereof, which are required to be disclosed thereon, in each case in accordance with GAAP.

2. The Interim Financial Statements of the Obligors are based on the books and records of each, adjusted to reflect the transactions contemplated by this Agreement, and fairly present the financial condition of each as of the Closing Date. Except as set forth or provided for in, or as disclosed by the Interim Financial Statements, as of the Closing Date, neither the Company nor Holdings will have any liabilities, contingent or other, which could reasonably be expected to have a Material Adverse Effect.

1. Material Adverse Change.

Except as set forth on Schedule 4.5 and disclosed on the Interim Financial Statements, the Obligors have been operated in the ordinary course, consistent with past practice and there has not been any change or development that could reasonably be expected to have a Material Adverse Effect, except for changes and developments due to general economic conditions.

1. Litigation.

Except as set forth on Schedule 4.6 attached hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting the Obligors in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect on the same or on the ability of any one of them to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

1. No Breach.

The execution and delivery of the Transaction Documents and the transactions therein contemplated and compliance with the terms and provisions thereof will not conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws of the Obligors or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, any Transaction Document, any lease encumbered by a leasehold mortgage, any other material agreement or instrument to which an Obligor is a party or by which it is bound or to which it is subject, or constitute a default under any such lease, agreement or instrument, or (except for the Liens created pursuant to the Collateral Assignment) result in the creation or imposition of any Lien upon any of the revenues or assets of the Obligors pursuant to the terms of any such agreement or instrument.

1. Approvals.

Each of the Obligors has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by it of this Agreement and any Transaction Documents to which it is a party, or for the validity or enforceability thereof.

1. Federal Reserve Regulations.

Neither of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin security (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Notes or the Warrants will be used, directly or indirectly, to purchase or carry, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to carry, any such margin security or for any purpose which might cause this Agreement and the transactions contemplated hereby to violate Regulation G, Regulation T, Regulation X, Regulation K or any other Regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended. If requested by the Investors, the Obligors shall promptly furnish the Investors with a statement in conformity with the requirements of Federal Reserve Form G-1 referred to in Regulation G.

1. ERISA.

1. The Obligors and each ERISA Affiliate have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and the Plans and each is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, other than as set forth on Schedule 4.10(a) hereto, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

2. Neither Obligor nor its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best of each Obligor's knowledge, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

1. Taxes.

Each of the Obligors has filed all United States federal and state income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested in good faith and as to which adequate reserves have been created. The charges, accruals and reserves on the books of the Obligors in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate.

1. Title to Properties.

1. Except as set forth on Schedule 4.12(a), the Obligors have good and marketable title to all of their properties and assets (including real property and tangible and intangible personal property), in each case free and clear of all Liens other than Permitted Liens.

2. Each of the Obligors owns, or is licensed to use, all licenses, service marks, franchises, trademarks, tradenames, patents, patent applications, copyrights, technology, know-how, processes and other intellectual and proprietary rights (collectively, the "Intellectual Property") necessary for the conduct of its business. Schedule 4.12(b) contains a list of all licenses, franchises, patents, patent applications, trademark, tradename and service mark registrations and applications therefor, and copyright registrations and applications therefor, owned by each of the Obligors. Except as set forth in
Schedule 4.12(b), as of the date hereof, no material claim has been asserted and is pending by any Person with respect to the use by the Obligors of any Intellectual Property or challenging or questioning the validity or effectiveness of any Intellectual Property necessary or desirable for the conduct of the business of the Obligors.

1. Contracts.

Schedule 4.13 sets forth a complete list as of the date hereof of each material agreement, contract, guaranty, indenture or instrument including, without limitation, each Cable Contract and the License, to which an Obligor is a party or by which any of its respective properties are or may be bound (collectively, the "Contracts"), correct and complete copies of which have been provided to the Investors. Each Contract is the binding obligation of such Obligor and, to the knowledge of the Obligors, the binding obligation of each of the other parties thereto, in each case, enforceable in accordance with its terms. Neither of the Obligors nor the other party thereto is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract to which it is a party.

1. No Material Misstatements.

All information, including financial information, provided, or to be provided from time to time, to the Investors in connection with this Agreement and the Transaction Documents is true and correct and none of the documentation furnished to the Investors by the Obligors, including the Audited Financial Statements and the Interim Financial Statements, nor any other statement furnished by or on behalf of the Obligors to the Investors in connection with the negotiation or confirmation of the transactions as contemplated hereby or by the Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit as of such time, a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and all such statements, taken as a whole, together with this Agreement, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading and all expressions of expectation, intention, belief and opinion contained therein were, and will be, honestly made on reasonable grounds after due and careful inquiry by the Obligors (and any other person who furnished such material). There is not, and will not be, any fact which the Obligors have not disclosed to the Investors in writing which has had a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect.

1. Outstanding Debt.

Schedule 4.15 lists all Indebtedness of the Obligors. There does not exist any default under any Contract relating to or evidencing any Indebtedness of the Obligors (or any event which, with only the giving of notice or the passage of time or both, would result in such a breach or default).

1. Investment Company Act and Public Utility Holding Company Act.

Neither Obligor is an "investment company" or an "affiliate" of an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Neither Obligor is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

1. Solvency.

Immediately following the issuance of the Notes and Warrants on the Closing Date and giving effect to the obligations of the Obligors and Holdings, respectively, under the same, neither the Company nor Holdings will be, "insolvent" or an "insolvent person" within the meaning of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act as in effect on the date hereof in the State of New York or the Uniform Fraudulent Transfer Act as in effect on the date hereof in the State of New Jersey or any other applicable fraudulent conveyance or preference laws, as applicable. The fair value of the aggregate assets of each Obligor exceeds, and immediately following the issue of the Notes and Warrants on the Closing Date and giving effect to the obligations of each Obligor under the same, will exceed its total liabilities (including subordinated, unmatured, unliquidated, disputed and contingent liabilities). Neither the assets of each Obligor are nor immediately following the sale of the Notes and Warrants on the Closing Date hereunder will they be, unreasonably small in relation to any business or transaction in which such corporation is or is about to be engaged. Each Obligor does not intend to, nor believes that it will, nor should it reasonably believe it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by each Obligor and the amounts to be payable on or in respect of its obligations).

1. Security Interests.

Except as set forth on Schedule 4.18, the provisions of the Collateral Assignment will, upon the due execution and delivery thereof by the Company, be in full force and effect and create in favor of the Investors valid, binding and, upon the due and timely filing of the financing statements, registrations and other documents related thereto, Security Interests which will have first priority for all purposes over any other Lien on the Collateral.

1. Capital Stock; Equity Capital.

There are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of Holdings, except as provided by (a) United States or state securities laws or (b) the terms and provisions of the Transaction Documents

1. Small Business Matters.

The Obligors, together with their "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, e121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, e121.802. The information set forth in the Small Business Administration Forms 480 and 652 regarding the Obligors and their affiliates and delivered on the Closing Date is correct and complete. Copies of such forms have been completed and executed by each Obligor and are being delivered to the Investors on the Closing Date. Neither of the Obligors presently engages in, and it shall not hereafter engage in, any activities, nor shall it use directly or indirectly the proceeds from the sale of the Notes and the Warrants by any Investor that is an SBIC, or the exercise of the Warrants by any Investor that is an SBIC, for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, e107.901. The use of proceeds from the Company's sale of the Notes and Holdings' sale of the Warrants to the Investors will be solely for the purposes set forth in the second Whereas clause hereof in the case of the Notes and for general corporate purposes, including in the case of the exercise of the Warrants obtaining additional wireless cable licenses.

If an Obligor breaches this representation in any material respect, then in addition to all other remedies available to the Investors, an Investor may demand that the Obligors immediately repurchase all Securities acquired by an Investor at their original cost plus accrued dividends or interest.

1. Compliance; Licenses and Permits.

1. The Obligors have complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations or orders applicable to its business. The Obligors have all material federal, state, local and foreign governmental licenses and permits which are required for the conduct of its business as presently conducted by the Obligors, which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or, to the best of each Obligor's knowledge, threatened to revoke or limit any thereof.
Schedule 4.21 attached hereto lists all federal, state, local and foreign governmental licenses and permits of the Obligors which are used in or relate to its business.

2. Neither of the Obligors is in material violation of, and none of the facilities or assets of same as currently used violates in any material respect, any applicable Environmental Law (as hereinafter defined), and no condition or event has occurred which, with notice or the passage of time or both, would constitute a material violation of any Environmental Law.

3. The Obligors are in possession of all material Environmental Permits (as defined below) required under any applicable Environmental Law for the conduct or operation of its business (or any part thereof), and is in compliance with all of the requirements and limitations included in such Environmental Permits.

4. Neither of the Obligors is the subject of federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws.

5. Neither Obligor, to its best knowledge, is liable, directly or indirectly, in connection with any release of any hazardous substance into the environment in violation of Environmental Laws, nor do there exist any facts upon which a finding of such liability could be based.

6. Each Obligor has complied in all material respects with the filing and reporting requirements under all applicable Environmental Laws and has maintained in all material respects all required data, documentation and records under all applicable Environmental Laws.

1. Business Plan and Projections.

The Business Plan submitted to the Investors by the Company is complete and correct in all material respects and the forecasts and projections included therein are based on estimates and assumptions which are reasonable in light of the conditions which existed at the time of their preparation and which exist on the date hereof and constitute reasonable estimations of the future performance of the Company.

1. Customers.

The customers set forth on Schedule 4.23 attached hereto represent the largest six (6) customers, in terms of revenue, to the Company.

1. Communications Act.

Neither Obligor qualifies as a "cable television company" prohibited from leasing transmission time or capacity from a licensee of a station within the meaning of 47 C.F.R. ss. 74.931(h).


1.

                Representations and Warranties of the Investors

1. Representations and Warranties of the Investor.

Each Investor represents and warrants to the Obligors, severally and not jointly, as of the date hereof as follows:

1. Each Transaction Document to which it is a party constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its respective terms.

2. It is acquiring the Warrants and the Notes, and will acquire the Warrant Stock for its own account, with the intention of holding the same for investment and not with a view to the distribution thereof.

3. It understands that the Warrants, the Warrant Shares and the Notes have not been registered under the Securities Act or any applicable state securities laws in reliance upon exemptions contained in the Securities Act and such applicable state securities laws, and that the Company's reliance upon such exemptions is based in part on the representations of the Investors contained in this Agreement. The Investor further understands and acknowledges that the Warrants, the Notes and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or unless such disposition is exempt from registration thereunder.

4. It is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

5. It has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of making the investment contemplated hereby.

6. It has received copies of such documents and other information as it has deemed necessary in order to make an informed investment decision with respect to the investment being made hereby, and the Company has made its officers available to the Investors to answer the Investors' questions concerning the Company and the investment being made hereby.

7. The principal offices of such Investor are located in New York and substantially all of the decisions with respect to the investment being made hereby were made at such location.

1. Representations and Warranties of IBJSCC and IBJS.

Each of IBJSCC and IBJS hereby represent and warrant to the Obligors that, as of the date hereof, it is directly or indirectly controlled by a corporation organized under the laws of Japan.


1.

                  Conditions to Purchase of Notes and Warrants

1. Conditions Precedent.

1. The obligations of the Investors to purchase the Notes and the Warrants hereunder on the Closing Date and the Second Closing Date subject to the prior satisfaction of the following conditions precedent:


1. The Investors shall have received duly executed Notes from the Company in accordance with the provisions of Section 2.2 hereof.

2. The Investors shall have received duly executed Warrants from Holdings in accordance with the provisions of Section 2.2 hereof.

3. The Investors and their counsel shall have satisfactorily completed their due diligence review with respect to all relevant documents relating to the Company's Cable Contracts, License, other Contracts, audited and unaudited financial statements, working capital accounts, accounting, pending or threatened litigation, customer complaints, billing and management information systems and such other materials and information as the Investors may reasonably request.

4. The Investors shall have received from the Company a long range business and strategic plan for the college wireless business of the Company in form and substance satisfactory to the Investors, including, without limitation, monthly forecasts prepared in accordance with GAAP for the twelve (12) months immediately succeeding the Closing Date (the "Business Plan").

5. The Investors shall have received from the Obligors (A) the duly executed Collateral Assignment and consents thereto for the Collateral in substantially the form of Exhibit C attached hereto, (B) a duly executed Registration Rights Agreement in substantially the form of Exhibit D attached hereto, and (C) a duly executed Stockholders Agreement providing the Investors with the rights to appoint two (2) directors on the Holdings Board of Directors and participate as observers in Holdings' Board of Director meetings in substantially the form of Exhibit E attached hereto, (D) a duly executed Non-Competition Agreement in substantially the form of Exhibit F attached hereto and (E) a duly executed Indemnification Agreement in substantially the form of Exhibit G attached hereto, and any other agreements, documents or instruments required in connection therewith. The Transaction Documents shall be in full force and effect and no default or event of default shall have occurred and be continuing thereunder. The Investors shall have received evidence satisfactory to it of the perfection of first priority Security Interests granted under the Collateral Assignment or arrangements satisfactory to the Investors shall have been made for such perfection.

6. The Investors shall have received from each of the Obligors on the Closing Date (A) a copy of its certificate of incorporation, including all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation and a certificate as to the good standing of such party in such jurisdiction as of the Closing Date, (B) a certificate of an officer dated as of the Closing Date and certifying (1) a correct and complete copy of its certificate of incorporation and bylaws as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (2), (2) a correct and complete copy of resolutions duly adopted by the board of directors authorizing the execution, delivery and performance of the Transaction Documents, the sale of the Notes and Warrants hereunder, the granting of the Security Interests pursuant to the Collateral Assignment and the other transactions contemplated hereby and thereby, as applicable, (3) that the certificate of incorporation of such party has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, (4) as to the incumbency and specimen signature of each officer of such party who shall execute any Transaction Document or any other document delivered in connection therewith; and (C) such other documents as the Investors and their counsel may reasonably request.

7. The Investors shall have received delivery of a pro forma balance sheet of the Obligors dated as of the Closing Date which shall not be materially different from that provided in the due diligence materials.

8. The Investors shall have had satisfactory discussions with representatives from General Instrument Corporation about their compression technology and the nature of the business relationship between General Instrument Corporation and the Company.

9. The Investors shall have received a legal opinion from Zimet, Haines, Friedman & Kaplan, counsel to the Obligors, in substantially the form and covering the matters set forth on Exhibit H hereto and such other matters as the Investors shall reasonably request.

10. All processing and closing fees and expenses owing by the Obligors to the Investors or otherwise, not to exceed $400,000, under the terms of this Agreement, the other Transaction Documents or any other document executed in connection herewith or therewith shall be paid to the Investors or other party to which owed on the Closing Date. The priority of payment shall be (A) first priority, the $125,000 processing fee for the benefit of Investors, (B) second priority, all legal fees and expenses not to exceed $125,000, (C) fees and expenses payable to a credit investigation bureau and (D) other fees and expenses.

11. After the payment of all fees and expenses and giving effect to the $2,500,000 to be funded on the Closing Date, the Company shall deliver a certificate certified by an officer of the Company that the Company shall have a minimum of $425,000 of cash liquidity on its balance sheet.

12. No litigation shall be pending or threatened against any of the Obligors, with respect to the Notes or Warrants, any other Transaction Document or otherwise which the Investors reasonably believe could have a Material Adverse Effect.

13. No material adverse changes in the reasonable judgment of the Investors shall have occurred and be continuing which would have a Material Adverse Effect on the Obligors from that disclosed to the Investors in the Company's financial statements dated June 30, 1995.

14. To the extent required by law or advice of counsel, the Investors shall be satisfied that compliance with the regulatory requirements of any governmental authority is not required to effect the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, Federal Communications Commission approvals or authorization with respect to the Investors first priority security interest in the License.

15. The Investors shall have received and be satisfied with the results of a search of the Uniform Commercial Code and other filings and registrations of Liens against the assets of the Obligors in such jurisdictions as the Investors shall reasonably require, which shall not have disclosed any prior Lien or security interest in the Collateral, other than Liens being released on the Closing Date or Permitted Liens.

16. The Investors shall have received and be satisfied with the results of a high-level investigative report conducted by a firm satisfactory to the Investors with respect to the Obligors and Messrs. N. Mastrorilli, Sr. and Dauer.

17. The Investors shall have received, reviewed and be reasonably satisfied with any and all correspondence and agreements between the Company and Holdings and the following entities: Microcell Systems Corporation, Cacomm, Inc. and The Grand MMDS Alliance partnership. In addition the Investors shall have received, reviewed and be satisfied with the most recent financial statements of Cacomm, Inc.

18. The Investors shall have received and be satisfied with the terms of all consulting and financial advisory contracts entered into by each of the Obligors.

19. The Investors completion of a satisfactory review of documentation pertaining to any investments (loans, equity, or otherwise) made in the Company or Holdings during the prior four year period.

20. The Investors shall have received a Solvency Statement from the principal financial officer of each of the Obligors.

21. The establishment by the Company of a lockbox account (the "Lockbox Service Agreement") entered into with IBJ Schroder Bank & Trust Company, to which the proceeds from Cable Contracts are to be directed on terms acceptable to the Investors.

22. Delivery and satisfactory review by the Investors of Holdings' June 30, 1995 quarterly financial statements and 10-Q filed with the Commission.

23. The Investors completion of a satisfactory reference check on the six largest customers of the Company.

24. Subordination of all shareholder loans and obligations of the Obligors in excess of $20,000, the terms of which must be satisfactory to the Investors.

25. The Investors completion of a satisfactory review of the applicable documents with respect to the transaction contemplated by the September 13, 1991 agreement between the Company and Yardley Ventures, Inc.

26. The Investors shall have received a detailed statement of the sources and uses of the financing, to the satisfaction of the Investors, including the amount of trade payables to be paid on the Closing Date, such that the Company can satisfy the minimum liquidity cash requirement of $375,000 under the financing contemplated herein.

27. Such other conditions precedent deemed appropriate to the transaction by the Investors or their counsel.

28. The Investors completion of a satisfactory review of all documentation in connection with the Repurchase of the Callas Shares.

29. A certificate of an officer of Holdings certifying that no more than 450,000 newly issued shares of Holdings' Common Stock were or are to be paid to the agents for the Obligors in connection with the Repurchase of the Callas Shares.

30. Delivery and satisfactory review by the Investors of SBA Forms
480 and 652.

     1. The obligations of the Investors to make a New Contract Advance after the Closing Date with respect to an Accepted New Contract are subject to the prior satisfaction of the following conditions precedent:

1. the Company shall have delivered to the Investors an executed copy of such Accepted New Contract;

2. the representations and warranties of the Obligors contained herein and in any certificate or other instrument delivered to any of the foregoing shall be correct and complete as of the date of each borrowing thereunder;

3. the Company shall have delivered to the Investors a Notice of Borrowing at least 30 days prior to the Scheduled Construction Date or on or before the Completion and Acceptance Date, as the case may be, detailing the amount of the borrowing requested;

4. the Obligors shall be in compliance in all material respects with the terms and provisions of this Agreement and each other Transaction Document to which it is a party, and at the time of and immediately following a borrowing and each of the Transaction Documents shall continue to be in full force and effect and no Event of Default or event or condition that would constitute an Event of Default with the giving of notice or lapse of time, unless cured or waived, shall have occurred or be continuing;

5. the Company shall have delivered to the Investors a consent in substantially the form of Exhibit C to the Collateral Assignment duly executed by the other party to such Accepted New Contract; and

6. the closing on the Second Closing Date shall have occurred.


1.

                              Affirmative Covenants

The Obligors covenant and agree with the Investors that, so long as any amount of the Notes is unpaid, any monetary obligation under this Agreement or the other Transaction Documents remains outstanding, or any Investor remains obligated to lend under its Commitment, the Obligors shall comply with the covenants set forth in this Article VII.

1. Payment of Principal, Premium and Interest.

The Obligors shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Agreement.

1. Corporate Existence.

The Obligors shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their corporate existence and any necessary state or other qualifications (other than any qualifications the absence of which, in the aggregate, would not result in a Material Adverse Effect).

1. Obligations and Taxes.

The Obligors shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of their business or property unless such taxes, assessments or governmental charges are being paid in accordance with the terms of an agreement with the applicable taxing authority, (b) all lawful claims for labor, materials and supplies, (c) all required payments under any Indebtedness and (d) all other obligations; provided, however, that it shall not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof shall be contested in good faith in an appropriate manner and appropriate reserves and accruals have been made with respect thereto.

1. Performance Under Agreements.

The Obligors shall perform their obligations under this Agreement, each Transaction Document, and each other Contract to which it is a party; provided, however, that an Obligor shall not be required to so perform its obligations under any Contract (other than this Agreement and any other Transaction Document) to the extent it is reasonably contesting such obligations in good faith and in an appropriate manner and, if required by GAAP, it has made appropriate reserves and accruals with respect thereto.

1. Access to Properties and Inspections.

The Obligors shall maintain financial records in accordance with accounting practices and controls sufficient to allow the Obligors to prepare the financial statements, certificates and reports required by Section 7.11 hereof and to provide such information with respect to the Collateral as the Investors may reasonably request; and, upon written notice, at all reasonable times and as often as the Investors may reasonably request, permit any authorized representative or agent of the Investors to visit and inspect its properties and records (including all records relating to Collateral), and to make extracts from such records and permit any authorized representative or agent of the Investors to discuss its affairs, finances and condition with such officers, key employees and independent chartered accountants acting as auditors as the Investors shall deem appropriate. Delivery of a copy of this Agreement to the respective independent accountants acting as auditors shall constitute instructions to such accountants to discuss the financial condition of an Obligor with the Investors and their representatives, and to permit the Investors and their representatives to inspect, copy and make extracts from all financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the an Obligor.

1. Defense of Claims.

The Obligors shall diligently defend themselves and their properties from and against any lawsuits or claims.

1. Notices of Litigation, Claims, Etc..

The Obligors shall promptly upon obtaining notice of the occurrence thereof (but in no event more than 10 days after obtaining notice of the occurrence thereof), provide the Investors with written notice of any of the following events:

1. the issuance by any governmental authority of any injunction, order or decision involving the Company or Holdings or any of their respective properties;

2. the filing or commencement of any action, suit or proceeding against or affecting the Company or Holdings or the properties of any of the same, whether at law or in equity or by or before any court or any United States, state, or other governmental authority;

3. the imposition of any Lien which is not a Permitted Lien;

4. any claim, demand or action impairing title to any of the properties or assets of the Company or Holdings;

5. any other adverse action by or notice from a governmental authority with respect to the Company or Holdings or any of their respective properties;

6. any default by the Company or Holdings under any contract of Indebtedness;
and

7. any development in the business or affairs of the Company or Holdings which is likely, in the reasonable judgment of the Company, to have a Material Adverse Effect.

Each notice shall specify, as applicable, (i) the nature and extent thereof,
(ii) any rights of any other parties thereto with respect to termination, acceleration or similar provisions and (iii) any corrective action taken or proposed to be taken with respect thereto.

1. Proceeds.

The Obligors shall use the proceeds of the sale of the Notes and the Warrants solely for the purposes set forth in the second Whereas clause under this Agreement.

1. Compliance.

The Obligors shall comply in all material respects with all applicable laws, including Environmental Laws and, maintain all required clearances, consents, permits and approvals of governmental authorities.

1. Business and Properties.

The Obligors shall:

1. at all times do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect the material rights, licenses, permits, franchises and concessions necessary to, or used or useful in the conduct of, its business and (ii) keep its assets and properties used or useful in the conduct of their business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto, all as in the reasonable judgment of the Obligors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

2. as promptly as possible after obtaining knowledge of the occurrence thereof, furnish written notice to the Investors of the institution of any proceeding for the condemnation or other taking of any property of the Obligors.

1. Financial Statements and Reports.

The Obligors shall furnish to the Investors:

1.as soon as available but in any event within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 1995) balance sheets, income statements and cash flow statements of the Obligors, showing its financial condition as at the end of such fiscal year and the results of its operations for such fiscal year, all the foregoing financial statements (other than the consolidating schedules) to be audited by independent chartered accountants of nationally-recognized standing reasonably acceptable to the Investors and prepared in accordance with GAAP;

2. as soon as available but in any event no later than the last day of the prior fiscal year, current and projected annual budgets, operating plans and financial projections for the Obligors (presented on a monthly basis) for such fiscal year;

3. as soon as available but in any event within 30 days after the end of each month, commencing with August 31, 1995, the unaudited balance sheets, income statements and cash flow statements (along with comparisons to budget), showing the financial condition as at the end of such month, and the results of operations for such month and for the then elapsed portion of the fiscal year, for the Obligors in each case prepared in accordance with GAAP, subject to normal year-end adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto;

4. as soon as available but in any event within 45 days after the end of each calendar quarter, commencing with September 30, 1995, the unaudited balance sheets, income statements and cash flow statements (along with comparisons to budget), showing the financial condition as at the end of such calendar quarter, and the results of operations for such calendar quarter and for the then elapsed portion of the fiscal year, for each Obligor in each case prepared in accordance with GAAP, subject to normal year-end adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto;

5. as soon as received, copies of any notice of potential liability or charge or complaint received by the Company or Holdings from any governmental authority;

6. concurrently with the statements provided pursuant to clauses (a), (c), and
(d), a certificate of the chief financial officer of the Obligors containing a narrative management discussion and analysis of the financial condition and results of operation of each Obligor for the periods covered by such statements;

7. promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Obligors shall have provided to its stockholders or the Commission;

8. promptly upon receipt thereof, copies of all financial and management reports submitted to each Obligor by its independent auditors in connection with each annual audit of the books of such Obligor; and

9. promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties (including the Collateral) and operations, business affairs and financial condition of each Obligor as the Investors may reasonably request.

Each certificate of the financial officer of an Obligor (and, in the case of year-end financial statements and reports, the independent auditors of the Obligors) delivered under this Section 7.12 shall certify that the statement or report to which such certificate relates fairly presents in all material respects the financial position and results of operations of the Obligor at the dates thereof and for the periods then ended and has been prepared in accordance with GAAP, in the case of unaudited financial statements, subject to normal year-end audit adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto, no Event of Default has occurred and is continuing and to the best of the financial officer's knowledge no event or condition has occurred which would have a Material Adverse Effect on such Obligor. The audit report with respect to the financial statements referred to in clause (a) shall not contain a "going concern" or like qualification or exception or any qualification arising out of the scope of the audit.

1. Insurance.

The Obligors shall maintain insurance on their business and properties to such extent and against such risks, including fire and other risks insured against by extended coverage, and workers' compensation insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with, the use of any properties owned, occupied or controlled by the them, in each case as is customary with companies similarly situated and in the same or similar businesses, and shall provide evidence to the Investors of such insurance upon its request.

1. Employee Plans.

If the Obligors or their Affiliates is required to comply with ERISA, the Obligors shall, and shall cause their Affiliates and ERISA Affiliates, to (a) comply with the provisions of ERISA, the Code and all other applicable law which is applicable to any Employee Plan; (b) operate and administer each Employee Plan in accordance with all Applicable law; (c) not terminate or withdraw from any Employee Plan if such withdrawal could result in a material liability to accrue against an Obligor or any of their Affiliates or ERISA Affiliates; (d) not fail to make full payment when due of all amounts which, under the provisions of any Employee Plan, an Obligor or any Affiliate or ERISA Affiliate is required to pay as a contribution or premium payment thereto; (e) furnish to the Investors, as soon as possible, and in any event with in 10 days after any responsible officer of an Obligor knows or has reason to know of any of the following events, written notice of the same: (i) the withdrawal from or termination of any Employee Plan by an Obligor or any of its Affiliates or ERISA Affiliates, if such termination or withdrawal could result in any liability to the same; (ii) that any Employee Plan is not in compliance with any applicable law; or (iii) that any required employer or employee contributions or premiums have not been made on a timely basis.

1. Notification of Event of Default.

The Obligors shall immediately notify the Investors in writing of (a) the occurrence of any default or any Event of Default hereunder of which it becomes aware and (b) any event or condition which has or could reasonably be expected to have a Material Adverse Effect and specify what steps, if any, are being taken to cure the same.

1. Employment of Financial Officer.

Commencing no later than 120 days after the Closing Date, the Company shall continuously employ a qualified, full-time financial officer/CPA satisfactory to the Investors.

1. Accounting Firm.

The Obligors shall engage a nationally recognized accounting firm satisfactory to the Investors to act as auditors for each of the Obligors, commencing with the December 31, 1995 fiscal year-end.

1. Post-Closing Business Plan.

Within 45 days after hiring of the Consultant referred to in Section 7.22, the Company management shall present a detailed business plan for both the private cable college market and the wireless licenses, such plan to be to the satisfaction of the Investors (the "Post-Closing Business Plan"). The Post-Closing Business Plan shall establish short term objectives and a monthly time-table for the implementation and execution of the strategy, including the human and financial resources necessary to meet the plan's objectives.

1. Ownership of the Obligors.

Holdings shall at all times maintain direct or indirect ownership of one-hundred
(100) percent of the outstanding shares of each class of capital stock of the Company. The Company shall at all times maintain direct and indirect ownership of one-hundred (100) percent of each class of capital stock of its Subsidiaries.

1. Further Assurances.

The Obligors shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and take or cause to be taken all such action, in each case as may be necessary or proper in the reasonable judgment of the Investors, to carry out the provisions and purposes of this Agreement and the other Transaction Documents and to better assure and confirm unto the Investors, its rights and remedies under this Agreement and the other Transaction Documents.

1. Accounts Payable.

As of the Closing Date, all accounts payable set forth on Schedule 7.20 shall be brought current.

1. Exchange Act Compliance.

Within 180 days after the Closing Date, Holdings shall comply with all of the reporting requirements of the Securities Exchange Act of 1934, as amended, and not de-register therefrom, and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each stockholder in supplying such information as may be necessary for such stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

1. Consultant Hiring.

The Company shall, within 60 days following the Closing Date, employ a business consultant acceptable to the Investors to assist the Company in the implementation and execution of the Business Plan for the period commencing on the Closing Date; provided that the Obligors may terminate such business consultant at any time after the date six months after such business consultant is hired with the consent of the Required Investors.

1. Information Rights and Related Covenants.

1. Within 75 days after the Closing Date, the Obligors shall provide to the Investors a certificate of their chief financial officer (i) verifying (and describing in reasonable detail) the use of the proceeds of Investors' financing hereunder and (ii) certifying compliance by the Obligors with the provisions of this Agreement. In addition to any other rights granted hereunder, the Obligors shall provide the Investors, any Affiliate of the Investors and the U.S. Small Business Administration (the "SBA") access to its books and records for the purpose of verifying the use of the proceeds of such Persons' financing and for all other purposes required by the SBA.

2. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Obligors shall provide to the Investors a written assessment, in form and substance satisfactory to the Investors, of the economic impact of the Investors' financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company's business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms.

3. Upon the request of the Investors, any Affiliate of the Investors or any subsequent purchaser holding at least 2% of the outstanding Common Stock on a fully-diluted basis, the Obligors shall (i) provide to such Person such financial statements and other information as such Person may from time to time request for the purpose of assessing the Obligors' financial condition and (ii) furnish to such Person all information requested by it in order for it to prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over such Person.

4. For a period of one year following the date hereof, neither of the Obligors nor any of their Subsidiaries will change its business activity if such change would render such Obligor ineligible to receive financial assistance from a Small Business Investment Company under the Small Business Investment Act and the regulations thereunder. If an Obligor breaches this covenant, then, in addition to all other remedies available to the Investors, the Investors may demand that the Obligors immediately repurchase all securities acquired by the Investors at their original cost plus accrued dividends or interest.

5. The Obligors shall at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

1. Regulatory Compliance Cooperation.

1. In the event that a Regulated Holder determines that it has a Regulatory Problem, the Obligors agree to take all such actions as are reasonably requested by such Regulated Holder in order to (i) effectuate and facilitate any transfer of Securities by such Regulated Holder to any Person designated by such Regulated Holder, (ii) permit such Regulated Holder (or any of its Affiliates) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of nonvoting Securities of an Obligor, which nonvoting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be nonvoting and shall be convertible into voting Securities on such terms as are requested by such Person in light of regulatory considerations then prevailing, (iii) continue and preserve the respective allocation of the voting interests with respect to an Obligor arising out of such Regulated Holder's ownership of voting Securities before the transfers and amendments referred to above (including entering into such additional agreements as are requested by such Regulated Holder to permit any Person(s) designated by such Regulated Holder to exercise any voting power which is relinquished by such Regulated Holder upon any exchange of voting Securities for nonvoting Securities of Holdings) and (iv) entering into such additional agreements, adopting such amendments to this Agreement, the certificate of incorporation and bylaws of an Obligor and other relevant agreements and taking such additional actions, in each case as are reasonably requested by such Regulated Holder in order to effectuate the intent of the foregoing. Each Obligor shall obtain the agreement of all of its stockholders to cooperate with such Obligor in complying with this Section 7.24, including without limitation, the agreement of such stockholders to approve amending its certificate of incorporation in a manner reasonably requested by such Regulated Holder to effectuate subsection (i), (ii) and (iii) above.

2. Before an Obligor redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any Securities, such Obligor shall give written notice of such pending action to each Regulated Holder. Upon the written request of any Regulated Holder made within 10 days after its receipt of any such notice stating that after giving effect to such action such Person would have a Regulatory Problem, an Obligor shall defer taking such action for such period (not to extend beyond 45 days after such Person's receipt of an Obligor's original notice) as such Person requests to permit it and its Affiliates to reduce the quantity of such Obligor's Securities they own in order to avoid the Regulatory Problem.

3. An Obligor shall not, nor shall it permit any of its Subsidiaries to, redeem, purchase or acquire any Securities of such Obligor if, after giving effect to such redemption, purchase or acquisition, a Regulated Holder would own more than 4.99% of any class of voting Securities of such Obligor (other than any class of voting Securities which is (or is made prior to any such redemption, purchase or acquisition) convertible into a class of non-voting Securities which are otherwise identical to the voting Securities and convertible into such voting Securities on terms reasonably acceptable to such Regulated Holder) or more than 24.99% of the total equity of such Obligor or more than 24.99% of the total value of all capital stock and subordinated debt of such Obligor (in each case determined both before the exercise, conversion or exchange of options, warrants and other convertible or exchangeable securities and on a fully-diluted basis). An Obligor shall not be a party to any merger, consolidation, recapitalization, reorganization or other transaction pursuant to which a Regulated Holder would be required to take any Securities or subordinated debt which might reasonably be expected to cause such Person to have a Regulatory Problem.

4. In the event a Regulated Holder has the right to acquire any of an Obligor's Securities (as the result of a preemptive offer, pro rata offer or otherwise), at such Person's request such Obligor shall offer to sell to such Person nonvoting Securities on the same terms as would have existed had such Person acquired the Securities so offered and immediately requested their exchange for nonvoting Securities pursuant to paragraph (a) above.

5. In the event that any Subsidiary of an Obligor offers to sell any of its Securities, then such Obligor shall cause such Subsidiary to enter into agreements with each Regulated Holder substantially similar to those in Sections
7.23 and 7.24 hereof if such Regulated Holder reasonably determines that entering into the agreement is necessary to carry out the intent of this Section 7.24.

1. Information Rights.

Upon the request of a Regulated Holder or any of its Affiliates, the Obligors promptly (and in any event within 20 days of such request) will furnish to such Person all information necessary in order for such Person to prepare any information requested or required by any governmental authority asserting jurisdiction over such Person.

1. Pledge Agreement.

Within 60 days after the Closing Date, the Company shall form a wholly-owned Subsidiary (the "New Subsidiary") and the Company shall, and the Company shall cause University Connection, Inc. to, transfer all of its right, title and interest, in, to and under the Cable Contracts to the New Subsidiary. At the time of such transfer, the Company shall enter into a stock pledge agreement with the Required Investors, in form and substance satisfactory to the Required Investors, pledging all of the Company's right, title and interest, in, to and under the stock of the New Subsidiary. The Company shall cause the New Subsidiary to conduct no other business unrelated to the Cable Contracts.




                               1. NEGATIVE COVENANTS

   The Obligors hereby covenant and agree with the Investors that, so long as any amount of the Notes is unpaid or any monetary obligation under this Agreement or other Transaction Document remains outstanding, or any Investor remains obligated to lend under its Commitment, the Obligors shall comply with the covenants set forth in this Article VIII.

1.       Indebtedness.

The Obligors shall not incur, create, assume or suffer or permit to exist any Indebtedness, except:

1. Indebtedness under this Agreement and the other Transaction
Documents;

2. Indebtedness existing on the date hereof or the Closing Date and identified on Schedule 8.1;

3. endorsements for collection or deposit in the ordinary course of business;

4. purchase money Indebtedness (including the capital component of Capital Lease Obligations) incurred after the date hereof not in excess of the book value, determined in accordance with GAAP, of the items purchased and in no event to exceed $50,000 in any fiscal year; and

5. any renewal, extension, refinancing or refunding of any Indebtedness permitted hereby, provided that such Indebtedness does not exceed the principal amount of Indebtedness so renewed, extended, refinanced or refunded.

1. Negative Pledge.

The Obligors shall not incur, create, assume or suffer or permit to exist any Lien on any of its property or assets or on any income or rights in respect of any thereof, except (the "Permitted Liens"):

1. Liens incurred and arising out of surety bonds, appeal bonds, statutory obligations, bids, performance and return of money and similar obligations and pledges or deposits made in the ordinary course of business in connection with worker compensation, unemployment insurance, old age pensions and other social security benefits;

2. Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and vendors' Liens incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

3. Liens securing the payment of Taxes, assessments and governmental charges or levies, either not yet due and payable or being contested in good faith by appropriate legal or administrative proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

4. zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title which do not in the aggregate impair the use of any parcel of property material to the operation of the business of the Company or the value of such property for the purpose of the business of the Company;

5. Liens securing purchase money Indebtedness; provided, however, that each such Lien does not secure any other Indebtedness and does not encumber any property other than that property acquired with the proceeds of such Indebtedness;

6. extensions and renewals of Liens permitted hereunder; provided, however, that the Indebtedness secured thereby is not increased and the Lien does not encumber any property not encumbered by the Lien so extended or renewed; and

7. Security Interests created by the Collateral Assignment.

1. Restricted Payments.

Neither Obligor shall declare or make any Restricted Payment.

1. Capital and Other Investments.

Except with respect to Capital Expenditures set forth in the Construction Costs for an Accepted New Contract, the Obligors shall not make any Capital Expenditures in the aggregate in excess of $50,000 during its fiscal year or purchase or otherwise acquire for consideration, directly or beneficially, any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, other than Permitted Investments, loans to employees or suppliers in the ordinary course of business not to exceed $50,000 in the aggregate at any time without the prior written consent of the Investors.

1. Nature of Business.

The Obligors shall not conduct any business or operations other than the business or operations conducted on the date hereof or contemplated by the Business Plan; provided, however, that the Company or Holdings may engage in business or operations which are complementary to the business and operations of the Company with the consent of the Required Investors which shall not be unreasonably withheld or delayed. The Obligors shall not conduct any business or operations that would cause an investment in any of them to become ineligible as a "portfolio investment" for the Investors under Regulation K promulgated by the Federal Reserve Board, or any other applicable law, or which would require the Investors to divest the Notes, Warrants or Warrant Shares under such Regulation K or any other applicable law.

1. Transactions With Affiliates.

The Obligors shall not enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, without the prior written consent of the Required Investors. Any such transaction submitted for consent by the Investors shall include a fairness opinion from an investment bank selected by the Investors if requested by the Investors.

1. Merger or Consolidation.

The Obligors shall not (a) merge with or into or consolidate or combine with any other Person or (b) sell, lease or otherwise transfer any of their assets other than a sale of inventory in the ordinary course of business.

1. Issuance of Capital Stock or Other Equity Interests.

The Obligors shall not issue any capital stock or other equity interest exercisable into their capital stock (other than options to purchase up to 2,900,000 shares of Common Stock of Holdings issued to management or employees and Arnold D. Dauer) without the prior written consent of the Required Investors, which consent shall not be withheld if in the Required Investors' judgment reasonably exercised, such issuance is not dilutive to the Investors' interest (including the Notes and the Warrants) in Holdings and, indirectly, in the Company.

1. Formation of Affiliates.

Except as provided in Section 7.26, the Obligors shall not form or establish any Affiliates or Subsidiaries and the Company's Subsidiaries (other than University Connections, Inc.) shall remain inactive.

1. Management Compensation.

The Obligors shall not (a) pay management compensation or bonuses in excess of the amount shown on Schedule 8.10 and (b) for a period of three (3) years after the Closing Date, hire any relative of any director or officer of an Obligor or Cacomm or Arnold D. Dauer as a consultant, employee or otherwise.

1. Charter, Bylaw and Transaction Document Amendments.

The Obligors shall not amend, modify or supplement their respective certificates of incorporation or bylaws in any manner that the Required Investors deem will adversely affect the rights of the Investors under this Agreement or any other Transaction Document or their ability to enforce the same or amend, modify or supplement the Transaction Documents without the consent of the Required Investors.

1. Programming.

The Obligors shall not, directly or indirectly, engage in the development or production of cable related or other similar programming.

1. Financial Covenants.

1. [Intentionally Omitted.]

2. Minimum EBITDA. On each date set forth below, the EBITDA for the period of six consecutive calendar months ending on such date (or in the case of December 31, 1995, such lesser period as shall have elapsed since the date hereof) shall not be less than the amount set forth below opposite such date:


                   Date                                 Amount
                   ----                                 ------

                 12/31/95                              ($97,402)

                  3/31/96                             ($129,911)

                  6/30/96                             ($156,358)

                  9/30/96                              ($78,520)

                 12/31/96                              $217,072

                  3/31/97                              $329,503

                  6/30/97                              $152,014

                  9/30/97                               $34,150

                 12/31/97                              $691,003

                  3/31/98                            $1,168,858

                  6/30/98                              $851,843

                  9/30/98                              $639,026

                 12/31/98                            $1,640,074

                  3/31/99                            $2,663,810

                  6/30/99                            $2,141,974

                  9/30/99                            $1,429,608

                 12/31/99                            $2,765,052

                 3/31/2000                           $3,477,418

                 6/30/2000                           $2,141,974

                 9/30/2000                           $1,429,608

                12/31/2000                           $2,765,052

1. Net Worth.  On each date set forth below, the Adjusted Net
Worth shall not be less than the amount set forth below opposite such date


                   Date                                Amount
                   ----                                ------
                 12/31/95                            ($261,693)

                  3/31/96                            ($421,959)

                  6/30/96                            ($682,434)

                  9/30/96                            ($959,279)

                 12/31/96                            ($984,070)

                  3/31/97                          ($1,022,854)

                  6/30/97                          ($1,225,142)

                  9/30/97                          ($1,412,614)

                 12/31/97                          ($1,046,276)

                  3/31/98                            ($677,358)

                  6/30/98                            ($620,094)

                  9/30/98                            ($635,292)

                 12/31/98                             $341,122

                  3/31/99                           $1,347,065

                  6/30/99                           $1,849,646

                  9/30/99                           $2,117,933

                 12/31/99                           $2,526,102

                 3/31/2000                          $3,311,292

                 6/20/2000                          $3,782,462

                 9/30/2000                          $4,033,981

                12/31/2000                          $4,416,639

1. Debt Service Coverage. On each date set forth below, the ratio of EBITDA to Fixed Obligations for such period ending on such date (or in the case of December 31, 1995, such lesser period as shall have elapsed since the date hereof) shall not be less than the ratio set forth below opposite such date:


                  Date                              Ratio
                 -----                              -----
                12/31/95                            -0.74

                 3/31/96                            -0.56

                 6/30/96                            -0.73

                 9/30/96                            -0.32

                12/31/96                             0.77

                 3/31/97                             1.12

                 6/30/97                             0.52

                 9/30/97                            -0.8

                12/31/97                             1.50

                 3/31/98                             2.00

                 6/30/98                             2.00

                 9/30/98                             2.00

                12/31/98                             2.00

                 3/31/99                             2.00

                 6/30/99                             2.00

                 9/30/99                             2.00

                12/31/99                             2.00

                3/31/2000                            2.00

                6/30/2000                            2.00

                9/30/2000                            2.00

               12/31/2000                            2.00

                              1. Events of Default

1. Events.

In case of the happening of any of the following events (each, an "Event of Default"):

1. the Obligors shall fail to make any payment on principal of the Notes when and as the same shall become due and payable including at the due date thereof, by acceleration or otherwise; or

2. the Obligors shall fail to pay any premium, interest or other Obligation due hereunder when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise; or


3. default shall be made in the due observance or performance by the Obligors of any covenant or agreement contained in Articles
VI, VII or VIII of this Agreement; or

4. a material breach by Holdings of its obligations under the Warrants shall have occurred; or

5. default shall be made in the due observance or performance by any Obligor of any other covenant or agreement to be observed or performed under this Agreement or any other Transaction Document, and such default shall continue unremedied for thirty (30) days after written notice thereof to such Obligor by the Required Investors; or

6. any representation or warranty made by any Obligor contained in this Agreement or in any other Transaction Document or in any certificate, financial statement or other instrument furnished by or on behalf of an Obligor pursuant to this Agreement shall prove to have been false or misleading in any material respect when made or furnished; or

7. any Obligor shall (i) voluntarily commence any proceeding or file any petition or proposal or any notice of its intent to commence or file any such proceeding, petition or proposal seeking relief under the U.S. Bankruptcy Code or any other federal, state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition or proposal, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) fail generally to pay its debts as they become due or (vii) take any corporate or stockholder action in furtherance of any of the foregoing; or

8. an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Obligor or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal, state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Obligor or for any substantial part of its property or (iii) the winding-up or liquidation of any Obligor, and such proceeding, petition or order shall continue unstayed and in effect for a period of 60 consecutive days; or

9. a final judgment for the payment of money in an amount in excess of $50,000 shall be rendered by a court or other tribunal against an Obligor and shall remain undischarged for a period of 60 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated; or

10. any event shall occur or condition shall exist or fail to occur or exist if the effect of such occurrence, existence or failure is to accelerate the maturity of any Indebtedness of an Obligor in a principal amount in excess of $50,000 or to permit the holder thereof (or a trustee on behalf of such holder) to cause such Indebtedness to become due prior to the stated maturity thereof and such occurrence, existence or failure shall not have been remedied within any applicable period of grace before such holder (or such trustee) is able to accelerate such Indebtedness, or any such Indebtedness shall not be paid when due, whether at maturity, by acceleration or otherwise, or the holder of any Lien upon property of an Obligor shall commence foreclosure of such Lien; or

11. any Transaction Document shall cease to be in full force and effect and enforceable against an Obligor in accordance with its terms or any Security Interest purported to be created by the Collateral Assignment shall cease to be a valid and perfected first priority Security Interest, as applicable, subject to any Permitted Liens, or any Obligor or University Connection, Inc. shall assert the invalidity of any such Security Interest; or

12. there shall have occurred with respect to an Obligor a Change in Control; or

13. there shall have occurred any event which would constitute a Material Adverse Effect; or

14. Nicholas Mastrorilli, Sr. shall have become unable to perform his duties for 90 consecutive days or 90 days in any six month period as an officer, director or employee of the Obligors in the reasonable discretion of the Required Investors or shall have or died;

15. any Obligor or ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $25,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more ERISA Affiliates to incur a payment obligation in excess of $25,000;

then, and in any such event (other than an event described in paragraph (g) or (h) above in which case each Investor's Commitment shall automatically terminate and all Obligations shall automatically become due and payable), and at any time thereafter during the continuance of such event, the Required Investors may, by notice to the Obligors, take any of the following actions at the same or different times: (i) terminate forthwith the Commitment hereunder to purchase the Notes and (ii) declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with accrued interest thereon, the then applicable redemption premium, if any, and all other Obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Obligors, anything contained herein or in any Notes or other Transaction Document to the contrary notwithstanding, and (iii) exercise any and all other remedies provided under any other Transaction Document upon the occurrence and continuance of an Event of Default.



1.
                             Transfer of Securities

1. Restriction on Transfer.

The Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified in this Section 10, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

1. Restrictive Legends.

Each certificate for the Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 10.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN ARTICLE X OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST 25, 1995, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

1. Notice of Transfer.

The holder of any Restricted Securities, by acceptance thereof agrees, prior to any Transfer of any Restricted Securities, to give written notice to the Company or Holdings, as the case may be, of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section
10.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by (a) the written opinion, addressed to the Company or Holdings, as the case may be, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company or Holdings, as the case may be) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (b) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Company or Holdings, as the case may be, by the holder of Restricted Securities, describing in detail the proposed method of disposition and requesting the Company or Holdings, as the case may be, to effect the registration of such Restricted Shares pursuant to the terms and provisions of the Registration Rights Agreement; provided, however, that (i) in the case of a holder of Restricted Securities which is a partnership, no such opinion of counsel shall be necessary for a Transfer by such holder of Restricted Securities to a partner of such holder of Restricted Securities, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner, if in each case the transferee agrees in writing to be subject to the terms of this
Section 10 to the same extent as if such transferee were originally a signatory to this Agreement, and (ii) no such opinion shall be required in connection with a Transfer pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto), provided, that the Company or Holdings, as the case may be, shall be provided with customary written representations relating to such transaction. If in the opinion of such counsel (if such opinion is required hereunder) the proposed Transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to Transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Company or Holdings, as the case may be. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in
Section 10.2 hereof unless (a) in the opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or (b) the Company or Holdings, as the case may be, shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto). The holder of Restricted Securities shall not Transfer such Restricted Securities until such opinion of counsel has been given (unless waived by the Company or Holdings, as the case may be, or unless such opinion is not required in accordance with the provisions of this Section 10.3) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act.

1. Transfer Pursuant to Rule 144.

The Obligors agree to provide to the Holders and upon a Holder's request to any prospective investors designated by the Holder the financial and other information specified in Rule 144 under the Securities Act and to take any other action or to execute any certificates necessary to permit a transfer by any Holder to qualify for the exemption set forth in Rule 144.


1.

                                Collateral Agent

1. In order to expedite the various transactions contemplated by this Agreement, IBJSCC is hereby appointed to act as Collateral Agent under the Collateral Assignment. Each Investor hereby irrevocably authorizes and directs the Collateral Agent to take such action on behalf of such Investor under the terms and provisions of the Collateral Assignment and to exercise such powers as are specifically delegated to or required of the Collateral Agent by the terms and provisions thereof, together with such powers as are reasonably incidental thereto. Nothing in this Agreement shall be construed as imposing any duty on the Collateral Agent in its capacity as Collateral Agent.

2. The Collateral Agent is hereby expressly authorized on behalf of the Investors, without hereby limiting any implied authority, (i) to receive and hold on behalf of the Investors any instrument or certificate which constitutes Collateral, (ii) to give notice within a reasonable time on behalf of each of the Investors to the Obligors of any event of default specified in any Collateral Agreement of which the Collateral Agent has actual knowledge (provided that the Collateral Agent shall have no liability to any Person for any failure or delay in giving such notice) and (iii) to take any and all action on behalf of the Investors permitted under the terms of any Collateral Agreement and the Obligors may, in the absence of knowledge to the contrary, rely on any such action. In addition, the Collateral Agent may, without limiting the powers delegated elsewhere in this Agreement or any other Transaction Document, execute and deliver, for and on behalf of the Investors, such documents, instruments and certificates as the Collateral Agent may deem necessary or advisable in connection with establishing and maintaining the validity, perfection and first priority of the Liens granted to the Collateral Agent, for the benefit of the Investors, under the Transaction Documents, and in connection with realizing for the benefit of the Investors the value of any Collateral, including such documents, instruments and certificates binding the Investors. The Collateral Agent may, in its discretion and without the consent of the Investors, appoint sub-agents to act as the Collateral Agent in any jurisdiction or with respect to any Collateral.

3. Neither the Collateral Agent nor any of its respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them under the Collateral Assignment or under any other Transaction Document except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or in the contents of any document delivered in connection herewith or be required to ascertain or to make any inquiry concerning the performance or observance by the Obligors of any of the terms, conditions, covenants or agreements of this Agreement or any other Transaction Document. The Collateral Agent shall not be responsible to the Investors for the due execution, genuineness, validity, enforceability or effectiveness of the Collateral Assignment. The Collateral Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Investors, and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Investors. The Collateral Agent, in the absence of knowledge to the contrary, shall be entitled to rely on any paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons.

4. Any modification or amendment to the Collateral Agreement shall require the prior written approval of the Required Investors.


1.

                                  Miscellaneous

1. Communication.

Subject to the express provisions of this Agreement, all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered mail, charges prepaid, or by telecopy with confirmed receipt (with hard copy to follow), telegram or other means of recorded telecommunication, charges prepaid, to the applicable address set forth below or to such other address as either party hereto may from time to time designate to the other in such manner. Any communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any communication so sent by registered mail shall be deemed to have been validly and effectively given on the tenth Business Day next following the day on which it is sent. Any communication so sent by telecopy, telegram or other means of recorded telecommunication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it is sent.

Communications sent to the Obligors shall be addressed to:


MAGNAVISION CORPORATION
1725 Highway 35 South
Wall Township, New Jersey  07719
Attention: Nicholas Mastrorilli, Sr.
Facsimile: (908) 974-1106

                           With a copy to:

                           ZIMET, HAINES, FRIEDMAN & KAPLAN
460 Park Avenue
New York, New York  10022
Attention:  Stephen M. Fields, Esq.
Facsimile:  (212) 223-1151

Communications sent to the Investors shall be addressed as follows:

                           IBJS CAPITAL CORPORATION
One State Street
New York, New York 10004
Attention:  Paul Echausse
Facsimile:  (212) 952-1629

IBJ SCHRODER BANK & TRUST COMPANY
One State Street
New York, New York  10004
Attention:  Paul Echausse
Facsimile:  (212) 952-1629


KOCO CAPITAL COMPANY, L.P.
111 Radio Circle
Mt. Kisco, New York 10549
Attention:  Albert Pastino
Facsimile:  914-241-7476

                           with a copy to:

Brownstein, Hyatt, Farber & Strickland
410 Seventeenth Street
Denver, Colorado  80202
Attention:  Steven Siegel,
Esq. Facsimile:  (303) 623-1956

                           with a copy to:

O'SULLIVAN GRAEV & KARABELL, LLP
30 Rockefeller Plaza
New York, New York  10112
Attention:  Howard M. Bergtraum,
Esq. Facsimile:  (212) 408-2420

1. Survival of Representations, Warranties and Covenants.

All agreements, representations, warranties and covenants made by or on behalf of the Company or Holdings in the Transaction Documents or otherwise with respect thereto or any transactions contemplated thereby are material, shall be considered to have been relied upon by the Investors and shall survive the execution and delivery of the Transaction Documents or any investigation made at any time by or on behalf of the Investors and any disposition or payment of the Notes until repayment in full of all Indebtedness of the Company or Holdings to the Investors (including the Notes and the other amounts due under this Agreement). All statements contained in any certificate or other instrument delivered by or on behalf of the Company or Holdings pursuant to the Transaction Documents or in connection with the transactions contemplated hereby shall be deemed representations and warranties made by the Company or Holdings pursuant hereto. The obligations of the Obligors pursuant to Sections 12.4, 12.5 and
12.15 shall survive the payment in full and the cancellation of the Notes and the termination of this Agreement.

1. Successors and Assigns.

This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any assignees or transferees of some or all of the parties' rights or obligations hereunder; provided, that neither this Agreement, nor the benefit hereof, may be assigned by the Obligors without the prior written consent of the Investors. Any assignment by the Obligors without such consent shall be null and void.

1. Indemnification.

1. In addition to all rights and remedies available to the Investors at law or in equity, the Obligors shall indemnify the Investors, each subsequent holder of the Notes and the Warrants and their respective affiliates, stockholders, officers, directors, employees, agents, representatives, counsel, successors and permitted assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value and consequential damages which shall not extend to any lost opportunities which any Indemnified Person might have experienced), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax (including any taxes imposed with respect to such indemnity payments), penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Company or Holdings including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

1. any misrepresentation or breach of warranty on the part of any Obligor under
Article IV of this Agreement;

2. without duplication of subsection (a)(i) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to Investors by an Obligor made in or pursuant to this Agreement;

3. any nonfulfillment or breach of any covenant or agreement on the part of an Obligor under his Agreement;

4. any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental authorities) against or affecting any Indemnified Person which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of an Obligor;

5. any claim (whenever made) relating in any way to the Company or Holdings and any claim (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status or conduct of the Company or Holdings, (B) the execution, performance and delivery of the Transaction Documents and the documents and agreements contemplated thereby or
(C) any actions taken by or omitted to be taken by any of the Indemnified Persons in connection with this Agreement or any of the Transaction Document or the documents and agreements contemplated hereby and thereby; and

6. any action, demand, proceeding or investigation taken by the Collateral Agent to preserve or enforce its Security Interest in the Collateral or by the Investors with respect to the amendment or modification of this Agreement or any other Transaction Document.

1. Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Person's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Obligors herein, or in any other Transaction Documents) by the Indemnified Person, the Obligors shall not be responsible for any Losses sought to be indemnified in connection therewith by such Indemnified Person, and the Obligors shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity with all costs and expenses reasonably incurred in effecting such recovery, if any.

2. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of two (2) years after receipt of the final payment (i) of principal and interest due under the Notes and (ii) all Obligations under the Transaction Documents, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Investors and/or any of the Indemnified Persons or the acceptance by the Investors of any certificate or opinion. In addition, for purposes of determining whether there has been a breach, and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any materiality or knowledge standard or qualification contained in such representation or warranty.

3. If for any reason the indemnity provided for in this Section 12.4 is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Company and/or Holdings shall contribute to the amount paid or payable in respect of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Company and/or Holdings on the one hand and such Indemnified Person on the other but also the relative fault of the Company and/or Holdings and the Indemnified Person as well as any relevant equitable considerations. In addition, the Obligors agree to reimburse any Indemnified Person upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Person or any such other Person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Company has under this Section 12.4 shall be in addition to any liability that the Company may otherwise have. The Obligors further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

4. Any indemnification of the Investors or any other Indemnified Person by the Obligors pursuant to this Section 12.4 shall be effected by wire transfer of immediately available funds from the Obligors to an account designated by the Investors or any other Indemnified Person within 15 days after the determination thereof.

1. GOVERNING LAW; CHOICE OF FORUM.

1. ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

2. THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

3. EACH OBLIGOR HEREBY DESIGNATES AND APPOINTS PRENTICE-HALL CORPORATION SYSTEM, INC. AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY AN OBLIGOR WITH THE WRITTEN CONSENT OF THE INVESTOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE OBLIGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO AN OBLIGOR AT ITS ADDRESS PROVIDED IN SECTION 12.1 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE OBLIGORS REFUSES TO ACCEPT SERVICE, EACH OBLIGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AN INVESTOR TO BRING PROCEEDINGS AGAINST AN OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

4. DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS RELATED HERETO.

1. Rights and Waivers.

1. The rights and remedies of the Investors under the Transaction Documents and in connection therewith: (i) are cumulative, (ii) may be exercised as often and in such order as the Investors considers appropriate, (iii) are in addition to the rights and remedies of the Investors under the general law, and (iv) shall not be capable of being waived or varied except by virtue of an express waiver or variation in writing signed by an officer of the Investors; and in particular any failure to exercise or any delay in exercising any of such rights and remedies shall, to the extent permitted by law, not operate as a waiver or variation of that or any other such right or remedy; any defective or partial exercise of any of such rights shall, to the extent permitted by law, not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Investors or on its behalf shall, to the extent permitted by law, in any way preclude the Investors from exercising any such right or remedy or constitute a suspension or variation of any such right or remedy.

2. No Transaction Document nor any provision thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Required Investors, except that no amendment, waiver or modification may be made to Article II, Sections 3.4, 3.5, 12.4, 12.5 or this
Section 12.6 without the consent of each Investor.

3. Where ever in any of the Transaction Documents (i) an action may be taken by "the Investors" such action may be taken by any Investor or (ii) the Obligors are required to provide information to or otherwise assist "the Investors", such information shall be provided to or assistance given to each of the Investors.

1. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

1. No Fiduciary Relationship.

No provision in this Agreement or in any of the other Transaction Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Investors to the Company or Holdings.

1. No Duty.

All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Investors shall have the right to act exclusively in the interest of the Investors and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Obligors or any of their shareholders or any other Person.

1. Construction.

The Obligors and the Investors acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Transaction Documents with its legal counsel and that this Agreement and the other Transaction Documents shall be construed as if jointly drafted by the Investors and the Obligors.

1. Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

1. Counterparts.

This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall deemed to be an original, but all of which when taken together shall constitute but one and the same instrument; either party may execute this Agreement by signing any counterpart of it.

1. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

1. Entire Agreement.

This Agreement, together with the other Transaction Documents, constitutes the entire agreement between the parties relating to the subject matter hereof and, except as stated herein or in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the respective parties relating to the subject matter hereof.

1. Environmental Indemnity.

The Obligors shall at all times indemnify and hold harmless the Investors against and from any and all Losses of any nature whatsoever suffered or incurred by any Indemnified Person whether upon realization of any security for the Obligations, or as a lender to the Obligors, or as successor to or assignee of any right or interest of an Obligor, or as a result of any order, investigation or action by any governmental authority relating to an Obligor or its business or assets, or as mortgagee in possession, or as successor-in-interest to an Obligor by foreclosure deed or deed in lieu of foreclosure, under or on account of any Environmental Law, including the assertion of any lien thereunder, with respect to:

1. the Release or threat of Release of a Contaminant, or the presence of any Contaminant at, on or near any property owned, leased or controlled by an Obligor;

2. the Release of a Contaminant owned by, or under the charge, management or control of an Obligor or any predecessor or assignor of an Obligor, at a place other than property owned, leased or controlled by an Obligor;

3. any costs of removal or remedial action incurred by any governmental authority or any costs incurred by any other Person or damages from injury to, destruction, or loss of natural resources in relation to any property owned, leased or controlled by an Obligor or any contiguous real property or elsewhere, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws;

4. liability for personal injury or property damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, on or near any property owned, leased or controlled by an Obligor or elsewhere; and/or

5. any other environmental matter within the jurisdiction of any governmental authority.

The obligation of the Obligors under this Section 12.15 shall arise upon the discovery of the presence of any Contaminant, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Contaminant.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their authorized officers, all as of the day and year first above written.


MAGNAVISION CORPORATION,
  as Holdings


By:________________________________
   Name:
   Title:



MAGNAVISION CORPORATION,
   as the Company


By:________________________________
   Name:
   Title:



IBJS CAPITAL CORPORATION


By:________________________________
   Name:
   Title:


IBJ SCHRODER BANK & TRUST COMPANY


By:________________________________
   Name:
   Title:


KOCO CAPITAL COMPANY, L.P.

By: Kisco Capital Corporation,
    its General Partner


By:________________________________
   Name:  Albert Pastino
   Title: President

                                   Schedule 1





                                                             New Contract
 New Contract                                                 $ Advance
 ------------                                                ------------

Cable Service Agreement, dated March                           47,650.90
23, 1995, between the Company and
Curry College

Agreement dated March 8, 1995,                                 38,864.13
between the Company and The Mount Olive
College

Agreement dated April 28, 1995,                                50,700.00
between Kean College and the Company